EXHIBIT 10.1
SEPARATION AND CONSULTING AGREEMENT

This SEPARATION AND CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of April 28, 2025 by and between Avanos Medical, Inc. (together with its subsidiaries, the “Company”) and Michael C. Greiner (“Employee”). The Company and Employee are collectively referred to herein as the “Parties.”

RECITALS:

WHEREAS, Employee is currently employed by the Company;

WHEREAS, the Company and Employee have agreed that Employee’s employment with the Company ended on April 18, 2025 (the “Separation Date”), following which Employee shall be engaged as a consultant of the Company until May 16, 2025 (the “Consulting Termination Date”); and

WHEREAS, the Company and Employee desire to set forth the Parties’ respective rights and obligations with respect to the termination of Employee’s employment and subsequent service as a consultant with the Company;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for the good and valuable consideration set forth herein, the adequacy of which is hereby specifically acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.    Separation from Employment. Employee’s separation from employment is effective as of the Separation Date.

2.    Payment Following Separation Date. To the extent not already paid to Employee, within thirty (30) days of the Separation Date, the Company shall pay to Employee (i) all accrued but unpaid base salary through the Separation Date, (ii) any unused vacation due to Employee as of the Separation Date according to the Company’s vacation policy currently in effect and as required by law, and (iii) reimbursement for any unreimbursed business expenses properly incurred by Employee in accordance with Company policy prior to the Separation Date (collectively, the “Accrued Benefits”). Employee shall be entitled to all vested benefits under the Company’s 401(k) Plan and Non-Qualified 401(k) Plan. Employee will receive by separate letter information regarding his rights regarding continuation of health insurance under Section 4980B of the Internal Revenue Code (“COBRA”), and to the extent that Employee has such rights, nothing in this Agreement will change or impair those rights.

3.    Acknowledgement of Payment of Wages. By signing below, Employee agrees and acknowledges that he has been paid all outstanding wages through and including the date of his most recent paycheck, less customary and applicable payroll deductions. Employee further confirms and agrees that he has received all wages, commissions, reimbursements, payments, or other benefits to which he is entitled as a result of his employment with the Company, other than those that have not yet become due pursuant to the Company’s normal payroll schedule.

EXHIBIT 10.1
4.    Separation Benefits.

(a)    In consideration of Employee’s promises contained in this Agreement (including, without limitation, the release of claims and covenant not to sue contained in the Release Agreement and the Supplemental Release), and subject to the terms and conditions of this Agreement, the Company hereby agrees to: (i) pay to Employee a prorated portion of his 2025 annual bonus, which shall be determined based upon the Company’s actual performance against applicable goals established by the Compensation Committee of the Board of Directors of the Company, prorated based on the number of days from the start of the year through the Separation Date, and paid to Employee in 2026 at the same time that the Company pays 2025 annual bonuses to its senior executives; (ii) pay Employee cash severance in the amount of $2,100,000, less applicable withholdings, pursuant to the Company’s Severance Pay Plan, as amended and restated (the “Severance Pay Plan”), and subject to the terms and conditions of the Severance Pay Plan, which cash severance amount will be paid in a lump sum within sixty (60) days following the Separation Date; (iii) pay one hundred percent (100%) of Employee’s monthly COBRA premiums for a period of six (6) months following the Separation Date; (iv) provide Employee with the consulting engagement described in Section 7 below; and (v) pay to Employee the Consulting Fees described in Section 10(a). In addition, the 44,189 time-based restricted stock units (“TRSUs”) granted to Employee on October 29, 2024, and the 10,000 TRSUs granted to Employee on December 3, 2024 will vest immediately upon the Separation Date in accordance with their terms. All other unvested equity awards held by Employee as of the Separation Date will terminate immediately.

(b)    The payments and benefits described in Section 4(a) are collectively referred to herein as the “Separation Benefits.” Except for the Accrued Benefits and the Separation Benefits, to the extent earned by Employee, no compensation or other amounts or benefits will be payable by the Company to Employee in connection with the termination of his employment by the Company. The Parties acknowledge and agree that the Separation Benefits exceed any and all actions, pay, and benefits that the Company might otherwise have owed to Employee by contract or law, and that such payments and benefits constitute good, valuable, and sufficient consideration for Employee’s release and agreements herein. The Company’s provision of the Separation Benefits, to the extent earned by Employee, will discharge all obligations of the Company to Employee in connection with his employment by the Company and in connection with the claims released by Employee pursuant to the Release Agreement (as that term is defined below).

(c)    Whether or not Employee executes the Release Agreement, Employee will be paid the Accrued Benefits.

(d)    This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder (the “Code”). Nevertheless, the tax treatment of the Accrued Benefits, the Separation Benefits, or the Consulting Fees (as defined below) to the extent earned by Employee, is not warranted or guaranteed. Neither the Company nor its directors, officers, employees or advisers (other than Employee) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by the Employee as a result of the application of Section 409A of the Code. Regardless of any action the Company takes with respect to any or all taxes, the ultimate

EXHIBIT 10.1
liability for all taxes payable with respect to this Agreement shall remain Employee’s responsibility and may exceed the amount actually withheld by the Company.

5.    Tax Withholding. Payment of the Separation Benefits (other than the Consulting Fees) will be subject to reduction to satisfy: (i) all federal, state and local employment and withholding tax obligations to the extent required by law and (ii) any other payroll reductions deemed appropriate by the Company.

6.    Eligibility. To be eligible for the Separation Benefits:

(a)    With respect to the Consulting Fees only, Employee must perform the Consulting Services following the Separation Date and through the Consulting Termination Date as set forth herein.

(b)    Employee must execute a Full and Final Release of Claims and Covenant Not to Sue (the “Release Agreement”), in the form attached hereto as Exhibit A, within the period specified therein and must not revoke such Release Agreement in writing within the seven (7)-day period following the date on which it is executed.

(c)    Employee must execute a Supplemental Release, in the form attached hereto as Exhibit B, on (but not before) the Consulting Termination Date or within seven (7) days after the Consulting Termination Date, and must not revoke such Supplemental Release in writing within the seven (7)-day period following the date on which it is executed.

(d)    Employee must fully honor his obligations under the Confidentiality, Non-Solicitation and Assignment of Business Ideas Agreement between Employee and the Company, dated on or about January 1, 2020 (the “Confidentiality Agreement”).

The Company’s obligation to make the payments and provide the benefits constituting the Separation Benefits shall cease upon Employee’s material breach of any of these eligibility requirements or any other of his continuing contractual obligations to the Company.

7.    Engagement as an Independent Contractor; Consulting Services. The Company hereby engages Employee as an independent contractor effective as of the Separation Date, and Employee hereby accepts such engagement as an independent contractor, upon the terms and conditions set forth in this Agreement. Employee shall manage, perform, and provide such professional consulting services and advice (the “Consulting Services”) as the Company may reasonably request from time to time during the Consulting Period (as defined below); provided that the Company’s request shall not interfere with Employee’s pursuit or acceptance of other employment or services (including self-employment). During the Consulting Period, Employee shall: (a) perform the Consulting Services in a professional, ethical, and competent manner; (b) take no actions that Employee in good faith believes will in any way damage the business or public image or reputation of the Company or its affiliates; (c) abide by the Company’s and then-current policies or guidelines in all material respects while at the Company’s facilities or performing the Consulting Services; and (d) not engage in any actions that would create a conflict of interest with the interests of the Company.
8.     Independent Contractor Relationship. The Parties acknowledge and intend that the relationship of Employee to the Company under this Agreement shall be that of an

EXHIBIT 10.1
independent contractor. In performing the Consulting Services under this Agreement, Employee shall undertake the Consulting Services according to Employee’s own means and methods of work, which shall be in the exclusive charge and control of Employee, and which shall not be subject to the control or supervision of the Company, except as to the objectives of those Consulting Services. Employee shall determine Employee’s own working hours and schedule and shall not be subject to the Company’s personnel policies and procedures as to hours and schedule. Employee shall be entirely and solely responsible for Employee’s actions or inactions and the actions or inactions of any agents, employees or subcontractors, if any, while performing Consulting Services hereunder. Employee shall not, in any form or fashion, maintain, hold out, represent, state or imply to any other individual or entity that an employer/employee relationship exists between the Company and Employee. Employee is not granted, nor shall Employee represent that he is or has been granted, any right or authority to make any representation or warranty or assume or create any obligation or responsibility, express or implied, for, on behalf or in the name of the Company, to incur debts for the Company, or to bind the Company in any manner whatsoever.
9.    Term of the Agreement and Engagement; Termination. The term of Employee’s engagement with the Company as independent contractor under this Agreement shall begin on the Separation Date and continue until May 16, 2025 (the “Consulting Period”). Following the end of the Consulting Period, Employee’s engagement with the Company under this Agreement shall automatically terminate. Employee’s engagement hereunder shall terminate automatically upon Employee’s death during the Consulting Period, in which case, the Company shall pay any earned but unpaid Consulting Fee (as defined below) to Employee’s estate and reimburse any outstanding expenses incurred in accordance with this Agreement and shall have no further obligations under this Agreement. Upon proper termination of this Agreement, Employee shall be entitled to payment of any earned but unpaid compensation for the Consulting Services as of the termination date, and Employee shall not be entitled to any additional or future compensation or any benefits whatsoever. Employee acknowledges and agrees that, as an independent contractor, he is not entitled to receive unemployment insurance benefits.
10.    Consulting Compensation and Expenses.
(a)    Compensation. During the Consulting Period, the Company will pay Employee a monthly fee equal $50,000.00 (the “Consulting Fees”).
(b)    Taxes and Employee Benefits. During the Consulting Period, Employee shall be serving as an independent contractor of the Company, and therefore unless required by law, the Company shall not deduct any federal, state or local taxes or other withholdings from any sums paid Employee hereunder, and Employee hereby agrees to indemnify and hold harmless the Company and each of its affiliates from any liability for any and all federal, state and local taxes or assessments of any kind arising out of any payment made by the Company to Employee hereunder. Employee shall be responsible for all tax reporting, tax payments, withholdings, insurance and other payments, expenses and filings required to be made or paid by Employee or Employee’s agents or employees. Further, neither Employee nor any of Employee’s agents or employees on account of having rendered Consulting Services hereunder shall be entitled to any benefits provided by the Company to any of its employees, including, without limitation, any retirement plan, insurance program, disability plan, medical benefits plan or any other fringe benefit program sponsored and maintained by the Company for its employees.

EXHIBIT 10.1
11.    Protection of Confidential Information; Use of Company Materials. Employee agrees that he will abide by the terms of the Confidentiality Agreement with respect to any Confidential Information (as defined in the Confidentiality Agreement) he learns in connection with providing the Consulting Services under this Agreement. Employee acknowledges and agrees that any and all materials provided by the Company to Employee that are to be used in connection with Employee’s provision of the Consulting Services under this Agreement are the property of the Company and may not be used outside of the scope, terms, and conditions of this Agreement or in providing services to or on behalf of any person or entity other than the Company. Employee agrees that he will immediately return all such materials to the Company on or prior to the end of the Consulting Period, or at any other time the Company requests such return.

12.    Entire Agreement. This Agreement, the Release Agreement and the Supplemental Release together embody the entire agreement of the Parties relating to the subject matter of this Agreement and supersede all prior agreements, oral or written, regarding the subject matter hereof and as to Separation Benefits to be paid to Employee. No amendment or modification of this Agreement will be valid or binding upon the Parties unless made in writing and signed by the Parties.

13.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia without regard to conflicts of law principles thereof.

14.    Enforcement. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Company or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

15.    Acknowledgement. Employee agrees that he has read all the terms of this Agreement and understands those terms. Employee is signing this Agreement of his own free will in exchange for the Separation Benefits, to the extent earned by Employee, to be paid to Employee.

[Signature page follows]

EXHIBIT 10.1
IN WITNESS HEREOF, Company and Employee have each executed this Agreement as of the date first above written.

AVANOS MEDICAL, INC., on behalf of itself and its subsidiaries

By:	/s/ David Pacitti	28 April 2025
	Name: David Pacitti Title: Chief Executive Officer	Date

/s/ Michael C. Greiner	28 April 2025
Michael C. Greiner	Date

EXHIBIT 10.1
EXHIBIT A

AVANOS MEDICAL, INC.

FULL AND FINAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE

    This Full and Final Release of Claims and Covenant not to Sue (“Agreement”) is made and entered into between Michael C. Greiner (“Employee”) and Avanos Medical, Inc., a Delaware corporation (the “Company”).

1.    SEPARATION FROM EMPLOYMENT. Employee’s employment is terminated and Employee’s last day on the payroll was April 18, 2025 (the “Separation Date”).

2.    SEPARATION BENEFITS. Employee agrees and understands that the consideration described in Section 3 of this Agreement is provided through a Separation and Consulting Agreement between Employee and the Company (the “Separation Agreement”), which also requires the execution of this Agreement as a condition to the payment of benefits under the Separation Agreement.

3.    CONSIDERATION. In consideration of Employee’s decision to enter into the Separation Agreement, following the Company’s receipt of this Agreement executed by the Employee and the expiration of the seven (7) day period within which the Employee may revoke Employee’s acceptance of this Agreement as explained below (and provided Employee has not exercised such right of revocation), and subject to the terms and conditions of the Separation Agreement, the Company will provide Employee with the Separation Benefits described in Section 4(a) of the Separation Agreement.

Employee further acknowledges the Separation Benefits (other than the Consulting Fees) will be subject to reduction to satisfy: (i) all federal, state and local employment and withholding tax obligations to the extent required by law and (ii) any other payroll reductions deemed appropriate by the Company. Employee agrees that, except for the amounts withheld, Employee shall be fully responsible for paying any taxes, interest, penalties, or other amounts due on the above payments and the Company makes no representation as to the tax treatment of any consideration under this Agreement or the Separation Agreement. All above payments will be made as provided in the Separation Agreement, provided this Agreement becomes final and binding.

4.    ACKNOWLEDGEMENT REGARDING PAYMENTS AND BENEFITS. Employee acknowledges and agrees that he has been paid all wages and accrued benefits to which he is entitled through the date of execution of this Agreement. Other than the payments set forth in this Agreement, the parties hereto agree that the Company owes no additional amounts to Employee for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason.

    5.    FULL AND FINAL RELEASE. In consideration of the payments being provided to Employee above, Employee, for Employee, Employee’s attorneys, heirs, executors,

EXHIBIT 10.1
administrators, successors and assigns, fully, finally and forever releases and discharges the Company, all parent, subsidiary, related and affiliated companies, as well as its and their successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees (all of whom are referred to throughout this Agreement as the “Released Parties”), of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, whether known or unknown, of any and every nature whatsoever, as a result of actions or omissions occurring through the execution date of this Agreement. Specifically included in this waiver and release are, among other things, any and all claims of alleged employment discrimination, either as a result of the separation of Employee’s employment or otherwise, any claims under any severance pay plan of the Released Parties, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act (FMLA), the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification (WARN) Act, the Uniformed Services Employment and Reemployment Rights Act (USERRA), the Ledbetter Fair Pay Act, the Genetic Information Nondiscrimination Act of 2008, the Internal Revenue Code (IRC), the US tax code, the Employee Retirement Income Security Act (ERISA), any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, defamation, or any other unlawful behavior, the existence of which is specifically denied by the Released Parties.

Notwithstanding the provisions of any law, and for the purpose of implementing a full and complete release and discharge of the Released Parties, Employee expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims that Employee does not know or suspect to exist in Employee’s favor at the time Employee executes this Agreement, and that this Agreement contemplates the extinguishment of any such claims.

The above release does not waive any rights or claims that (a) may arise after the date on which Employee executes this Agreement; (b) cannot lawfully be released under applicable law, including, but not limited to, unemployment benefits and workers’ compensation claims, (c) constitute an award to Employee from or by a Government Agency for providing information. In addition, nothing in this Agreement is intended to waive any vested right that Employee may have under any pension, 401(k) plan or other benefit plan provided by the Released Parties, and nothing in this Agreement shall prohibit Employee from enforcing such rights. Further, the above release shall not apply to any obligation of the Company pursuant to the Separation Agreement, any rights in the nature of indemnification which Employee may have, any rights that Employee may have to obtain contribution in the event of the entry of judgment against Employee as a result of any act or failure to act for which both Employee and the Company are jointly responsible or any vested benefit to which Employee is entitled under the Company’s employee benefit plans.

6.    COVENANT NOT TO SUE. Except as expressly set forth in Section 7 below, Employee further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Released Parties any claim released by this Agreement.

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7.    NON-INTERFERENCE. Nothing in this Agreement shall be construed to prohibit Employee from filing a charge or participating in any investigation or proceeding before any federal, state or local agency or commission including, but not limited to, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, and the Securities and Exchange Commission (collectively, “Government Agencies”). In addition, nothing in this Agreement shall limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies regarding any violation of any Securities and Exchange Commission regulation or financial fraud or misconduct. Notwithstanding the foregoing, to the maximum extent permitted by law, Employee waives Employee’s right to recover damages as a result of any charge or lawsuit filed by Employee or by anyone else on Employee’s behalf, including a class or collective action, whether or not Employee is named in such proceeding. Furthermore, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

8.    NO OTHER CLAIMS. Employee understands that Employee is releasing claims about which Employee may not know anything at the time Employee executes this Agreement. Employee represents and warrants that Employee has (a) filed no claims, lawsuits, charges, grievances, or causes of action of any kind against the Released Parties and, to the best of the Employee’s knowledge, Employee possesses no such claims (including Fair Labor Standards Act (“FLSA”) and worker’s compensation claims) that Employee has not already disclosed to the Released Parties; (b) received any and all compensation (including overtime compensation), meal periods, and rest periods to which Employee may have been entitled, and Employee is not currently aware of any facts or circumstances constituting a violation by the Released Parties of the FLSA or other applicable wage, hour, meal period, and/or rest period laws that Employee has not already disclosed to the Released Parties; and (c) not suffered any work-related injury or illness within the twelve (12) months preceding Employee’s execution of this Agreement, and Employee is not currently aware of any facts or circumstances that would give rise to a worker’s compensation claim against the Released Parties that Employee has not already disclosed to the Released Parties.

9.    DUTY TO COOPERATE. Employee agrees to be available on a reasonable basis to assist the Released Parties with any investigation, claim, suit, or other proceeding that is pending or threatened by or against the Released Parties. Employee further agrees to promptly inform the Company’s General Counsel if Employee is requested to: (a) testify in connection with or otherwise become involved in any claim against the Released Parties; or (b) assist with or participate in any investigation of the Released Parties. The Company’s General Counsel may be

EXHIBIT 10.1
contacted via mail at the following address: General Counsel, Avanos Medical, Inc., 5405 Windward Parkway, Alpharetta, Georgia 30004.

10.    NON-DISPARAGEMENT. Employee agrees that Employee has not and will not (including during the time period while this Agreement was under consideration by Employee) make any defamatory or maliciously disparaging statements about the Released Parties, the Released Parties’ products or services, or the Released Parties’ representatives or employees to current, former or prospective customers or suppliers or other business relations, to the media, or to other members of the public.   Nothing in this Agreement shall be deemed to preclude the Company or Employee from providing truthful testimony or information pursuant to subpoena, court order, or similar legal process, or from providing truthful information to Government Agencies. The Company will not (including during the time period while this Agreement was under consideration by Employee), and will instruct the Company’s board of directors and the senior management team of the Company not to, make any defamatory or maliciously disparaging statements about Employee to current, former or prospective employers or other business relations, to the media, or to other members of the public.

11.    NON-ADMISSION OF LIABILITY OR WRONGFUL CONDUCT. This Agreement shall not be construed as an admission by the Released Parties of any liability or acts of wrongdoing or discrimination, nor shall it be considered to be evidence of such liability, wrongdoing, or discrimination.

12.    TERMINATION OF EMPLOYMENT RELATIONSHIP. Except as set forth above, Employee and the Released Parties agree as a matter of intent that, this Agreement terminates all aspects of the employment relationship between them.

    13.    RETURN OF COMPANY PROPERTY. Employee understands and agrees that all Company Information and Business Ideas (as defined in the Confidentiality, Nonsolicitation and Assignment of Business Ideas Agreement between Employee and the Company) is the exclusive property of the Company and that Employee has no rights in or to the Company Information upon the termination of employment. Employee represents that Employee shall deliver to the Company by the expiration of the Consulting Period:

(a) all originals and electronic and paper copies of all documents and records that may contain Company Information in his possession, regardless of where such documents and records are stored including, but not limited to, on USB drives, external hard drives, and/or any cloud-based storage (for which Employee provided any necessary passwords);

(b) all property of any nature that relates to Company Information or Business Ideas in his possession, including, but not limited to, business activities, customers or prospective customers of the Company, whether prepared by Employee or others; and

EXHIBIT 10.1
(c) all property of any nature whatsoever that is in Employee’s possession, custody or control, and that is the property of the Company (e.g. cellular phones, credit cards, computer or other equipment).

Employee further represents that, after returning any electronic copies of documents, records or data to the Company, Employee has made good faith efforts to delete any remaining electronic versions from personal electronic devices (e.g. personal computers, phones, tablets).

    14.    GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Georgia, without regard to the conflict of laws principles thereof. Employee agrees that any claim or dispute Employee may have against the Company must be resolved by a court located in Fulton County, Georgia. Employee agrees to submit to personal jurisdiction and venue in the Superior Court of Fulton County, State of Georgia for the purpose of litigating all claims or disputes between the Company and Employee.

15.    SEVERABILITY. The provisions of this Agreement are severable, and if any part of this Agreement is found by a court of law to be unenforceable, the remainder of the Agreement will continue to be valid and effective.

16.    ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between Employee and the Company concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith. Any prior agreements between or directly involving Employee and any of the Released Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company are superseded by the terms of this Agreement and thus are rendered null and void with the exception of the Confidentiality, Nonsolicitation and Assignment of Business Ideas Agreement between Employee and the Company and any other noncompetition, confidentiality, nonsolicitation and/or assignment of business ideas agreements or any prior agreements between the parties related to inventions, business ideas, and confidentiality of corporate information, which remain intact, including, but not limited to, those provided to Employee with this Agreement.

    17.    NO OTHER PROMISES. Employee affirms that the only consideration for Employee signing this Agreement is that set forth in Section 3, that no other promise or agreement of any kind has been made to or with Employee by any person or entity to cause Employee to execute this document, and that Employee fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

    18.    REVIEW AND REVOCATION PERIODS. Employee acknowledges that Employee is hereby advised to consult with an attorney before signing this Agreement. Employee further acknowledges that Employee has been given twenty-one (21) days from the time that Employee receives this Agreement to consider whether to sign it, as provided by the Age Discrimination in Employment Act of 1967, as amended (ADEA). If Employee has signed this Agreement before the end of this twenty-one (21) day period, it is because Employee freely

EXHIBIT 10.1
chose to do so after carefully considering its terms. Finally, Employee shall have seven (7) days from the date Employee signs this Agreement to revoke this Agreement by delivering written notice within the seven (7) day period to the following Company contact:
General Counsel
Avanos Medical, Inc.
5405 Windward Parkway
Alpharetta, Georgia 30004

If Employee does not revoke this Agreement, this Agreement will become effective and irrevocable by Employee on the eighth day after Employee has executed it. If Employee elects not to sign this Agreement within twenty-one (21) days from the date that Employee receives this Agreement or if the Employee revokes the Agreement during the foregoing applicable revocation period, this Agreement shall not become effective and the offer to enter into this Agreement shall terminate and expire automatically.

19.    LEGALLY BINDING AGREEMENT. Employee understands and acknowledges that this Agreement is final and binding following the seven (7) day revocation period provided in this Agreement.

20.    REPRESENTATION AND WARRANTY OF UNDERSTANDING. By signing below, Employee represents and warrants that Employee: (a) has carefully read and understands the terms of this Agreement; (b) is entering into this Agreement knowingly, voluntarily and of Employee’s own free will; and (c) understands its terms and significance and intends to abide by its provisions without exception.

Date:
                        Michael C. Greiner

                        AVANOS MEDICAL, INC.

Date:                        By:
                        Name:    David Pacitti
                        Title:    Chief Executive Officer

EXHIBIT 10.1
EXHIBIT B

AVANOS MEDICAL, INC.

SUPPLEMENTAL RELEASE OF CLAIMS

    This Supplemental Release of Claims (the “Supplemental Release”) is made and entered into by Michael C. Greiner (“Employee”) on the date provided below. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Separation and Consulting Agreement dated as of April 28, 2025 by and between Avanos Medical, Inc. (together with its subsidiaries, the “Company”) and Employee (the “Separation Agreement”) and/or the Full and Final Release of Claims and Covenant Not to Sue by and between Avanos Medical, Inc. and the Employee dated as of April 28, 2025 (the “Release Agreement”). Employee must sign this Supplemental Release on (but not before) the Consulting Termination Date or within seven (7) days after the Consulting Termination Date.

    1.    FULL AND FINAL RELEASE. In consideration of the Separation Benefits provided to Employee pursuant to the Separation Agreement and/or the Release Agreement, Employee, for Employee, Employee’s attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges the Released Parties of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, whether known or unknown, of any and every nature whatsoever, as a result of actions or omissions occurring on or after the date Employee signed the Release Agreement through the execution date of this Supplemental Release. Specifically included in this waiver and release are, among other things, any and all claims of alleged employment discrimination, either as a result of the separation of Employee’s employment or otherwise, any claims under any severance pay plan of the Released Parties, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act (FMLA), the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification (WARN) Act, the Uniformed Services Employment and Reemployment Rights Act (USERRA), the Ledbetter Fair Pay Act, the Genetic Information Nondiscrimination Act of 2008, the Internal Revenue Code (IRC), the US tax code, the Employee Retirement Income Security Act (ERISA), any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, defamation, or any other unlawful behavior, the existence of which is specifically denied by the Released Parties.

Notwithstanding the provisions of any law, and for the purpose of implementing a full and complete release and discharge of the Released Parties, Employee expressly acknowledges that this Supplemental Release is intended to include in its effect, without limitation, all claims that Employee does not know or suspect to exist in Employee’s favor at the time Employee executes this Supplemental Release, and that this Supplemental Release contemplates the extinguishment of any such claims.

EXHIBIT 10.1
The above release does not waive any rights or claims that (a) may arise after the date on which Employee executes this Supplemental Release; (b) cannot lawfully be released under applicable law, including, but not limited to, unemployment benefits and workers’ compensation claims, (c) constitute an award to Employee from or by a Government Agency for providing information. In addition, nothing in this Supplemental Release is intended to waive any vested right that Employee may have under any pension, 401(k) plan or other benefit plan provided by the Released Parties, and nothing in this Supplemental Release shall prohibit Employee from enforcing such rights. Further, the above release shall not apply to any obligation of the Company pursuant to the Separation Agreement, any rights in the nature of indemnification which Employee may have, any rights that Employee may have to obtain contribution in the event of the entry of judgment against Employee as a result of any act or failure to act for which both Employee and the Company are jointly responsible or any vested benefit to which Employee is entitled under the Company’s employee benefit plans.

2.    COVENANT NOT TO SUE. Except as expressly set forth in Section 3 below, Employee further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Released Parties any claim released by this Supplemental Release.

3.    NON-INTERFERENCE. Nothing in this Supplemental Release shall be construed to prohibit Employee from filing a charge or participating in any investigation or proceeding before any Government Agencies. In addition, nothing in this Supplemental Release shall limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Supplemental Release does not limit Employee’s right to receive an award for information provided to any Government Agencies regarding any violation of any Securities and Exchange Commission regulation or financial fraud or misconduct. Notwithstanding the foregoing, to the maximum extent permitted by law, Employee waives Employee’s right to recover damages as a result of any charge or lawsuit filed by Employee or by anyone else on Employee’s behalf, including a class or collective action, whether or not Employee is named in such proceeding. Furthermore, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

4.    NO OTHER CLAIMS. Employee understands that Employee is releasing claims about which Employee may not know anything at the time Employee executes this Supplemental Release. Employee represents and warrants that Employee has (a) filed no claims, lawsuits, charges, grievances, or causes of action of any kind against the Released Parties and, to the best of the Employee’s knowledge, Employee possesses no such claims (including Fair Labor Standards Act (“FLSA”) and worker’s compensation claims) that Employee has not already disclosed to the Released Parties; (b) received any and all compensation (including overtime compensation), meal periods, and rest periods to which Employee may have been entitled, and

EXHIBIT 10.1
Employee is not currently aware of any facts or circumstances constituting a violation by the Released Parties of the FLSA or other applicable wage, hour, meal period, and/or rest period laws that Employee has not already disclosed to the Released Parties; and (c) not suffered any work-related injury or illness within the twelve (12) months preceding Employee’s execution of this Supplemental Release, and Employee is not currently aware of any facts or circumstances that would give rise to a worker’s compensation claim against the Released Parties that Employee has not already disclosed to the Released Parties.

    5.    REVIEW AND REVOCATION PERIODS. Employee acknowledges that Employee is hereby advised to consult with an attorney before signing this Supplemental Release. Employee further acknowledges that Employee has been given twenty-one (21) days from the time that Employee receives this Supplemental Release to consider whether to sign it, as provided by the Age Discrimination in Employment Act of 1967, as amended (ADEA). If Employee has signed this Supplemental Release before the end of this twenty-one (21) day period, it is because Employee freely chose to do so after carefully considering its terms. Employee may not sign this Supplemental Release prior to the Consulting Termination Date. Finally, Employee shall have seven (7) days from the date Employee signs this Supplemental Release to revoke this Supplemental Release by delivering written notice within the seven (7) day period to the following Company contact:
General Counsel
Avanos Medical, Inc.
5405 Windward Parkway
Alpharetta, Georgia 30004

If Employee does not revoke this Supplemental Release, this Supplemental Release will become effective and irrevocable by Employee on the eighth day after Employee has executed it. If Employee elects not to sign this Supplemental Release within seven (7) days from the Consulting Termination Date or if the Employee revokes the Supplemental Release during the foregoing applicable revocation period, this Supplemental Release shall not become effective and the offer to enter into this Supplemental Release shall terminate and expire automatically.

6.    LEGALLY BINDING AGREEMENT. Employee understands and acknowledges that this Supplemental Release is final and binding following the seven (7) day revocation period provided in this Supplemental Release.

7.    REPRESENTATION AND WARRANTY OF UNDERSTANDING. By signing below, Employee represents and warrants that Employee: (a) has carefully read and understands the terms of this Supplemental Release; (b) is entering into this Supplemental Release knowingly, voluntarily and of Employee’s own free will; and (c) understands its terms and significance and intends to abide by its provisions without exception.

Date:
                        Michael C. Greiner

EXHIBIT 10.1